EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Central Pharmacy Services, Inc. 1993 Stock Option Plan of our report dated March 15, 1999, except for Note 4 as to which the date is April 8, 1999, with respect to the consolidated financial statements of Central Pharmacy Services, Inc. included in the Current Report on Form 8-K, dated November 17, 1999, of Bindley Western Industries, Inc., filed with the Securities and Exchange Commission.



                                                         /s/ ERNST & YOUNG LLP

Atlanta, Georgia
November 15, 1999